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                                                                EXHIBIT 10.30

                     AMENDED AND RESTATED ADVISORY AGREEMENT

            THIS AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of December 16, 1998 is between CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED, a Maryland corporation (the "Company"), and CAREY PROPERTY ADVISORS, a Pennsylvania limited partnership (the "Advisor") and amends the Agreement originally dated November 10, 1997.

                              W I T N E S S E T H:

            WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement (No. 333-31437) on Form S-11 covering shares of its common stock ("Shares"), par value $.001, to be offered to the public, and the Company may subsequently issue securities other than such Shares ("Securities") or otherwise raise additional capital;

            WHEREAS, the Company intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of the Registration Statement and Sections 856 through 860 of the Code (as defined below);

            WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of, and certain facilities available to, the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of, the Company, all as provided herein; and

            WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

            1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

            Acquisition Expenses. Those expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on Property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses, related to selection and acquisition of Properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

            Acquisition Fees. The total of all fees and commissions (including any interest thereon) paid by any party to any party in connection with the making or investing in mortgage loans or the purchase, development or construction of Properties by the Company. A Development Fee or a Construction Fee paid to a Person not affiliated with


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      the Sponsor in connection with the actual development or construction of a project after acquisition of the Property by the Company shall not be deemed an Acquisition Fee. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee (other than as described above), non-recurring management fee, mortgage placement fee, lease-up fee, transaction structuring fee or any fee of a similar nature, however designated. Acquisition Fees include Subordinated Acquisition Fees. Acquisition Fees shall not include Acquisition Expenses.

            Adjusted Investor Capital. As of any date, the Initial Investor Capital for such date reduced by any distributions on or prior to such date deemed by the Board to be from Cash from Sales and Financings, but only to the extent such distributions exceed the amount necessary to satisfy any accrued but unpaid portion of the Preferred Return not satisfied by distributions of cash generated through operations through the date Cash from Sales or Financings are distributed by the Company.

            Advisor. Carey Property Advisors, a limited partnership organized under the laws of the Commonwealth of Pennsylvania.

            Affiliate. An Affiliate of another Person shall mean (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other Person, or (iv) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

            Appraised Value. Value according to an appraisal made by an Independent Appraiser.

            Articles of Incorporation. Articles of Incorporation of the Company under the General Corporation Law of Maryland, as amended from time to time, pursuant to which the Company is organized.

            Asset Management Fee.  The Asset Management Fee as defined in
      Section 9(a) hereof.

            Average Invested Assets. Except as otherwise set forth in the penultimate sentence in Section 9(a) and (b) hereof, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and in Loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. For the purpose of calculating the Asset Management Fee and the


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      Performance Fee, Average Invested Assets shall be calculated in accordance with Section 9(a) and 9(b) hereof, respectively.

            Board or Board of Directors.  The Board of Directors of the Company.

            Bylaws.  The Bylaws of the Company.

            Cash from Financings. Net cash proceeds realized by the Company from the financing of Properties or the refinancing of any Company indebtedness.

            Cash from Sales. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

            Cash from Sales and Financings. The total sum of Cash from Sales and Cash from Financings.

            Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach of this Agreement by the Advisor.

            Change of Control. A change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any "person" (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 8.5% or more of the combined voting power of the Company's securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Shareholders of the Company that results in the contesting party electing candidates to a majority of the Board of Directors' positions next up for election.

            Code.  Internal Revenue Code of 1986, as amended.

            Company. Corporate Property Associates 14 Incorporated, a corporation organized under the laws of the State of Maryland.


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            Competitive Real Estate Commission. The real estate or brokerage commission paid in a competitive market for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

            Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

            Contract Purchase Price. The amount actually paid for or allocated (as of the date of purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

            Contract Sales Price. The total consideration received by the Company for the sale of a Property.

            Cumulative Return. For the period for which the calculation is being made, the percentage resulting from dividing (A) the total Dividends paid on each Dividend payment date during such period (not including Dividends paid out of Cash from Sales and Financings), by (B) the product of (i) the average Adjusted Investor Capital for such period (calculated on a daily basis), and (ii) the number of years (including fractions thereof) elapsed during such period.

            Development Fee. A fee for the packaging of a Property including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

            Directors. The persons holding such office, as of any particular time, under the Articles of Incorporation, whether they be the directors named therein or additional or successor directors.

            Dividends.  Dividends declared by the Board.

            Equity Interest. The stock of or other interests in, or warrants or other rights to purchase the stock of or other interests in, any entity that has borrowed money from the Company or that is a tenant of the Company or that is a parent or controlling Person of any such borrower or tenant.

            Final Closing Date. The last date on which purchasers of Shares offered pursuant to the Prospectus are issued such Shares.

            Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to


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      perform the Company's obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company.

            Gross Offering Proceeds. The aggregate purchase price of Shares sold pursuant to the Offering.

            Independent Appraiser. A qualified appraiser of real estate as determined by the Board, who is not affiliated, directly or indirectly, with the Company, the Advisor or their respective Affiliates. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

            Independent Director. A Director of the Company who is not associated and has not been associated within the last two years, directly or indirectly, with the Sponsor or the Advisor. A Director shall be deemed to be associated with the Sponsor or the Advisor if he or she (i) owns an interest in, is employed by, has any material business or professional relationship with, or is an officer or director of, the Sponsor, the Advisor, or any of their Affiliates, other than as a director or trustee or officer of not more than two other REITs organized by the Sponsor or advised by the Advisor, or (ii) performs services, other than as a Director, for the Company. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

            Individual. Any natural person and those organizations treated as natural persons in Section 542(a) of the Code.

            Initial Closing Date. The first date on which purchasers of Shares offered pursuant to the Prospectus are issued such Shares.

            Initial Investor Capital. The total amount of capital invested from time to time by Shareholders (computed at a rate of $10 per Share for every Share including those Shares for which reduced selling commissions were paid in connection with their purchase from the Company). Upon completion of the Offering, the Initial Investor Capital shall be equal to the Gross Offering Proceeds.

            Loan Refinancing Fee.  The Loan Refinancing Fee as defined in
      Section 9(e) hereof.

            Loans. The notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized by personal property, or fee or leasehold interests in real estate or other assets, including but not limited to first or subordinate mortgage loans, construction loans, development loans, loans


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      secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for loans. The term "Loans" shall not include leases which are not recognized as leases for Federal income tax reporting purposes.

            Nasdaq. The national automated quotation system operated by the National Association of Securities Dealers, Inc.

            Net Income. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

            Offering.  The offering of Shares pursuant to the Prospectus.

            Operating Expenses. All operating, general and administrative expenses paid or incurred by the Company, as determined under generally accepted accounting principles, except the following: (i) interest and discounts and other cost of borrowed money; (ii) taxes (including state and Federal income tax, property taxes and assessments, franchise taxes and taxes of any other nature); (iii) expenses of raising capital, including Organization and Offering Expenses, printing, engraving, and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's Shares and Securities; (iv) expenses connected with the acquisition, disposition, ownership and operation of real estate interests, mortgage loans, or other property, including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property; (v) the Acquisition Fee or Subordinated Disposition Fee payable to the Advisor or any other party; and (vi) non-cash items, such as depreciation, amortization, depletion, and additions to reserves for depreciation, amortization, depletion, losses and bad debts. Notwithstanding anything herein to the contrary, Operating Expenses shall include the Asset Management Fee, the Performance Fee and the Loan Refinancing Fee.

            Organization and Offering Expenses. Those expenses payable by the Company in connection with the formation, qualification and registration of the Company and in marketing and distributing Shares, including, but not limited to, (i) the preparing, printing, filing and delivery of the Registration Statement and the Prospectus (including any amendments thereof or supplements thereto) and the preparing and printing of contractual agreements between the Company and the Sales Agent and the Selected Dealers (including copies thereof), (ii) the preparing and printing of the Articles of Incorporation and Bylaws, solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Maryland for the formation of


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      a corporation and thereafter for the continued good standing of a corporation, (iii) the qualification or registration of the Shares under state securities or "Blue Sky" laws, (iv) any escrow arrangements, including any compensation to an escrow agent, (v) the filing fees payable to the SEC and to the National Association of Securities Dealers, Inc.,
      (vi) reimbursement for the reasonable and identifiable out-of-pocket expenses of the Sales Agent and the Selected Dealers, including the cost of their counsel, (vii) the fees of the Company's counsel and independent public accountants, (viii) all advertising expenses incurred in connection with the Offering, including the cost of all sales literature and the costs related to investor and broker-dealer sales and information meetings and marketing incentive programs, and (ix) selling commissions, marketing fees, incentive fees and wholesaling fees and expenses incurred in connection with the sale of the Shares.

            Performance Fee.  The Performance Fee as defined in Section 9(d).

            Person. An Individual, corporation, partnership, joint venture, association, company, trust, bank, or other entity, or government or any agency or political subdivision of a government.

            Preferred Return. A Cumulative Return of 6% computed from the Initial Closing Date through the date as of which such amount is being calculated.

            Property or Properties. The Company's partial or entire interest in real property (including leasehold interests) and personal or mixed property connected therewith.

            Property Management Fee.  The Property Management Fee as defined in
      Section 9(f) hereof.

            Prospectus. The final prospectus of the Company pursuant to which the Company will offer up to 30,000,000 Shares, as the same may at any time and from time to time be amended or supplemented after the effective date of the Registration Statement.

            Registration Statement. The Registration Statement on Form S-11 of which the Prospectus is a part.

            REIT. A real estate investment trust, as defined in Sections 856-860 of the Code.

            Sales Agent.  Carey Financial Corporation.

            Securities. Any stock, shares (other than currently outstanding Shares and subsequently issued shares of common stock of the Company), voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as "securities" or any certificate of interest, shares or participation in temporary or interim


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      certificates for receipts (or, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing), which subsequently may be issued by the Company.

            Selected Dealer Fee. A due diligence and management fee payable to Selected Dealers by the Company (through the Sales Agent) of up to 1% of the price of each Share sold by those Selected Dealers to which the Sales Agent agrees to pay such due diligence and management fee.

            Selected Dealers. Broker-dealers who are members of the National Association of Securities Dealers, Inc. and who have executed an agreement with the Sales Agent in which the Selected Dealers agree to participate with the Sales Agent in the Offering.

            Shareholders. Those Persons who at any particular time are shown as holders of record of Shares on the books and records of the Company.

            Shares. All of the shares of common stock of the Company, $.001 par value, and all other shares of common stock of the Company issued in the Offering or any subsequent offering.

            Sponsor. W.P. Carey & Co., Inc. and any other person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will manage or participate in the management of the Company, and any Affiliate of any such person. Sponsor does not include a person whose only relationship to the Company is that of an independent property manager and whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

            Subordinated Acquisition Fee. The Subordinated Acquisition Fee as defined in Section 9(d).

            Subordinated Disposition Fee. The Subordinated Disposition Fee as defined in Section 9(g) hereof.

            Subordinated Incentive Fee. The Subordinated Incentive Fee as defined in Section 9(h) hereof.

            Termination Date. The effective date of any termination of this Agreement.

            Termination Fee. An amount equal to 15% of the amount, if any, by which (1) the Appraised Value of the Properties on the Termination Date, less the amount of all indebtedness secured by such Properties, exceeds
      (2) the total of the Initial Investor Capital on the Final Closing Date plus an amount equal to the Preferred Return through the


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      Termination Date reduced by the total Dividends paid by the Company from its inception through the Termination Date.

            Total Property Cost. With regard to any Property, an amount equal to the sum of the Contract Purchase Price of such Property plus the Acquisition Fees paid in connection with such Property.

            2%/25% Guidelines. The requirement that, in any 12-month period, the Operating Expenses not exceed the greater of 2% of the Company's Average Invested Assets during such 12-month period or 25% of the Company's Net Income over the same 12-month period.

            Underlying Real Property. Property serving as collateral for any Loan.

            Valuation. An estimate of value of the assets of the Company as determined by a Person approved by the Independent Directors, which Person shall be independent of the Company and the Advisor.

            2. APPOINTMENT. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

            3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Directors. In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Registration Statement, Articles of Incorporation and Bylaws of the Company, the Advisor shall, either directly or by engaging an Affiliate:

                  (a) serve as the Company's investment and financial advisor and provide research and economic and statistical data in connection with the Company's assets and investment policies;

                  (b) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

                  (c) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers,


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            underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

                  (d) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

                  (e) subject to the provisions of Sections 3(g) and 4 hereof,
            (i) locate, analyze and select potential investments in Property and Loans; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Properties and Loans will be made, purchased or acquired by the Company; (iii) make investments in Property on behalf of the Company in compliance with the investment objectives and policies of the Company; (iv) arrange for financing, and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of or otherwise deal with the investments in Property and Loans; and (v) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;

                  (f) provide the Directors with periodic reports regarding
            prospective investments in Properties and Loans;

                  (g) obtain the prior approval of the Directors (including a majority of the Independent Directors) for any and all investments in Property which do not meet all of the requirements set forth in
            Section 4(b) hereof and obtain the prior approval of the Independent Directors for all investments in Loans;


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                  (h) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

                  (i) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Property and/or Loans;

                  (j) obtain for, or provide to, the Company such services as may be required in acquiring, managing and disposing of Company Property and/or Loans, including, but not limited to; (i) the negotiation, making and servicing of Loans; (ii) the disbursement and collection of Company monies; (iii) the payment of debts of and fulfillment of the obligations of the Company; and (iv) the handling, prosecuting and settling of any claims of or against the Company, including, but not limited to, foreclosing and otherwise enforcing mortgages and other liens securing the Loans;

                  (k) from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company under this Agreement;

                  (l) communicate on behalf of the Company with Shareholders as required to satisfy the reporting and other requirements of any governmental bodies or agencies to Shareholders and third parties and otherwise as requested by the Company;

                  (m) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations;

                  (n) provide the Company with such accounting data and any
            other information so requested concerning the investment activities of the Company as shall be required to prepare and to file


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            all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

                  (o) maintain the books and records of the Company;

                  (p) supervise the performance of such ministerial and
            administrative functions as may be necessary in connection with the daily operations of the Properties and Loans;

                  (q) provide the Company with all necessary cash management services;

                  (r) do all things necessary to assure its ability to render the services described in this Agreement;

                  (s) perform such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Advisor shall deem advisable under the particular circumstances;

                  (t) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with investments in Properties and Loans; and

                  (u) notify the Board of all proposed transactions before they are completed.


            4.  AUTHORITY OF ADVISOR.

            (a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7 hereof), and subject to the continuing and exclusive authority of the Directors over the management of the Company, the Directors hereby delegate to the Advisor the authority to (1) locate, analyze and select investment opportunities, (2) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company, (3) acquire Property and make Loans in compliance with the investment objectives and policies of the Company, (4) arrange for financing or refinancing, or make changes in the asset or capital structure of, and dispose of or otherwise deal with, Property and Loans, (5) enter into leases and service contracts for Properties, and perform other property level operations,
(6) oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Company, and (7) undertake accounting and other record-keeping functions at the Property level.


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            (b) Notwithstanding the foregoing, any investment in Property, including any acquisition of any Property by the Company (as well as any financing acquired by the Company in connection with such acquisition), will require the prior approval of the Directors unless, prior to completion of any such transaction, the Advisor provides the Company with:


                  (i) an appraisal for the Property indicating that the Total
            Property Cost of the Property does not exceed the Appraised Value of the Property; and

                (ii) a representation from the Advisor that the Property, in conjunction with the Company's other investments and proposed investments, at the time the Company is committed to purchase the Property, is reasonably expected to fulfill the Company's investment objectives and policies as established by the Directors and then in effect.

            (c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in such Property or such Loan.

            Notwithstanding the foregoing, the prior approval of the Directors, including a majority of the Independent Directors, will be required for transactions involving (a) investments in Properties in respect of which all of the requirements specified in Section 4(b) hereof have not be satisfied, (b) investments in Properties made through joint venture arrangements with Affiliates of the Advisor, (c) investments in Properties which are not contemplated by the terms of the Prospectus, (d) transactions that present issues which involve conflicts of interest for the Advisor (other than conflicts involving the payment of fees or the reimbursement of expenses), (e) investments in equity securities, and (f) the lease of assets to the Sponsor, any Director or the Advisor.

            The Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4. If and to the extent the Directors so modify or revoke the authority contained herein, the Advisor shall henceforth submit to the Directors for prior approval such proposed transactions involving investments in Property as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

            5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.

            6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

            7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would adversely affect the status of the Company as a REIT, subject the Company to regulation under the Investment Company Act of 1940, would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its Securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Advisor, its partners and employees, and partners, stockholders, directors and officers of the Advisor's partners shall not be liable to the Company, or to the Directors or Shareholders for any act or omission by the Advisor, its partners or employees, or partners, stockholders, directors or officers of the Advisor's partners except as provided in Sections 20 and 22 hereof.

            8. RELATIONSHIP WITH DIRECTORS. Partners and employees of the Advisor or partners in the Advisor or any corporate parents of a partner, or directors, officers or stockholders of any partner or corporate parent of a partner may serve as a Director and as officers of the Company, except that no partner in or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than for reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors.

            9.  FEES.

            (a) ASSET MANAGEMENT FEE. The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company hereunder an amount equal to .5% per annum of the Average Invested Assets of the Company (the "Asset Management Fee") calculated as set forth below. The Asset Management Fee will be calculated monthly, beginning with the month in which the Company first makes an investment in Properties or Loans, on the basis of one-twelfth of .5% of the Average Invested Assets during the previous month, computed as a daily average. The Asset Management Fee calculated with respect to each month shall be payable monthly on the last day of such month, or the first business day following the last day of such month. If at the end of any fiscal quarter, the Company's Operating Expenses exceed the 2%/25% Guidelines over the immediately preceding 12 months, payment of the Asset Management Fee will be withheld to the extent necessary to cause the Company to satisfy the 2%/25% Guidelines. Any portion of the Asset Management Fee not paid due to the Company's failure to satisfy the 2%/25% Guidelines shall be paid at the end of the next fiscal quarter to the extent such payment would not cause the Company to fail to satisfy the 2%/25% Guidelines if such payment were to be included in the Company's Operating Expenses for the 12 months preceding such payment. For purposes of determining the amount of the Asset Management Fee, the Average Invested Assets will be, in any particular month, (i) for all months during the period from inception of the Company through December 31, 2002, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests, in Properties and in Loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, all as shown on the books of the Company on each day of such month and (ii) for all months beginning after December 31, 2002, the estimated value of all of the Properties determined in accordance with the most recently conducted Valuation, plus the principal balance of all Loans. Any part of the Asset Management Fee that has been subordinated pursuant to this subsection (a) shall not be deemed earned until such time as payable hereunder.

            (b) PERFORMANCE FEE. In addition to the Asset Management Fee described in Section 9(a) above, the Company shall also pay to the Advisor as compensation for the advisory services rendered to the Company hereunder an amount equal to .5% per annum of the Average Invested Assets of the Company (the "Performance Fee") calculated as set forth below. The Performance Fee will be calculated monthly, beginning with the month in which the Company first makes an investment in Properties or Loans, on the basis of one-twelfth of .5% of the Average Invested Assets during the previous month, computed as a daily average. The Performance Fee calculated with respect to each month shall be payable on a quarterly basis on the last day of the first month of the immediately following fiscal quarter, but only if the Company has paid Dividends to Shareholders in an amount sufficient to pay the Preferred Return for the period beginning with the Initial Closing Date and ending on the last day of the most recently completed fiscal quarter. Any portion of the Performance Fee not paid due to the Company's failure to pay the Preferred Return shall be paid by the Company, to the extent it is not restricted by the 2%/25% Guidelines as described below, at the end of the next fiscal quarter through which the Company has paid the Preferred Return. If at the end of any fiscal quarter, the Company's Operating Expenses exceed the 2%/25% Guidelines over the immediately preceding 12 months, payment of the Performance Fee will be withheld to the extent necessary to cause the Company to satisfy the 2%/25% Guidelines. Any portion of the Performance Fee not paid due to the Company's failure to satisfy the 2%/25% Guidelines shall be paid at the end of the next fiscal quarter to the extent such payment would not cause the Company to fail to satisfy the 2%/25% Guidelines if such payment were to be included in the Company's Operating Expenses for the 12 months preceding such payment. For purposes of determining the amount of the Performance Fee, the Average Invested Assets will be, in any particular month, (i) for all months during the period from inception of the Company through December 31, 1998, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests, in Properties and in Loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, all as shown on the books of the Company on each day of such month and (ii) for all months beginning after December 31, 1998, the estimated value of all of the Company's Properties determined in accordance with the most recently conducted Valuation, plus the principal balance of all Loans. Any part of the Performance Fee that has been subordinated pursuant to this subsection
(b) shall not be deemed earned until such time as payable hereunder.

            (c) ACQUISITION FEE. The Advisor may receive as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Property an Acquisition Fee payable by the seller of such Property or the Company. The total Acquisition Fees (not including Subordinated Acquisition Fees) payable to the Advisor and its Affiliates plus Acquisition Fees (not including Subordinated Acquisition
Fees) payable by the Company to any other party may not exceed 2.5% of the aggregate Total Property Cost of all Properties purchased by the Company with proceeds from the Offering (calculated after all such proceeds are invested) unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in any transaction approve the excess as being commercially competitive, fair and reasonable to the Company. The total amount of Acquisition Fees (including Subordinated Acquisition Fees and any interest thereon) and Acquisition Expenses paid by the Company may not exceed six percent (6%) of the aggregate Contract Purchase Price of all Properties purchased by the Company unless a majority of the Board (including a majority of the Independent Directors) not otherwise interested in any transaction approves fees in excess of this limit as being commercially competitive, fair and reasonable to the Company. No Acquisition Fees will be payable on the reinvestment of proceeds from the sale or refinancing of Properties.

            (d) SUBORDINATED ACQUISITION FEE. In addition to the Acquisition Fee described in Section 9(c) above, the Advisor may receive as additional compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of a Property a Subordinated Acquisition Fee payable by the seller of such Property or the Company. The total Subordinated Acquisition Fees payable to the Advisor and its Affiliates plus Subordinated Acquisition Fees payable by the Company to any other party may not exceed 2.0% of the aggregate Total Property Cost of all Properties purchased by the Company with proceeds from the Offering (calculated after all such proceeds are invested) unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in any transaction approve the excess as being commercially competitive, fair and reasonable to the Company. The unpaid portion of the Subordinated Acquisition Fee with respect to any Property shall bear interest at the rate of [7%] per annum from the date of acquisition of such Property until such portion is paid. Subject to the following sentence, the Subordinated Acquisition Fee with respect to any Property shall be payable in equal annual installments on January 1 of each of the eight calendar years following the first anniversary of the date such Property was purchased. Accrued interest shall also be payable on such dates. The portion of the Subordinated Acquisitions Fees, and accrued interest thereon, otherwise payable for any year on January 1 of the following year shall be payable only if the Company has paid Dividends to Shareholders in an amount sufficient to pay the Preferred Return for the period beginning with the Initial Closing

Date and ending on the last day of such year. Any portion of the Subordinated Acquisitions Fees, and accrued interest thereon, not paid due to the Company's failure to pay the Preferred Return for the most recently completed fiscal year shall be paid by the Company on January 1 following the fiscal year through which the Company has paid the Preferred Return. In the event that the Shares are listed for trading on a national securities exchange or are included for quotation on NASDAQ, all Subordinated Acquisition Fees, and accrued interest thereon, shall be due and payable on the date of such listing or inclusion. No Subordinated Acquisition Fees will be payable on the reinvestment of proceeds from the sale or refinancing of Properties.

            (e) LOAN REFINANCING FEE. The Company shall pay to the Advisor for all qualifying loan refinancings of Properties a Loan Refinancing Fee in the amount of 1% of the principal amount of any loan secured by a Property. Any Loan Refinancing Fee shall be due and payable upon the funding of the related mortgage loan or as soon thereafter as is reasonably practicable. A refinancing will qualify for a Loan Refinancing Fee only if (i) any new loan is approved by the Independent Directors as being in the best interests of the Company, (ii) payment of the fee is approved by a majority of the Independent Directors, and
(iii) the terms of the new loan represent an improvement over the terms of the refinanced loan, the new loan materially increases the total debt secured by a particular Property or the maturity date of the refinanced loan (which must have a term of five years or more) is less than one year from the date of the refinancing.

            (f) PROPERTY MANAGEMENT FEE. The Advisor may cause the Company to pay Property Management Fees for property management services rendered by the Advisor or its Affiliates in connection with Properties acquired directly or through foreclosure. The Advisor or an Affiliate will provide property management services only if a Property becomes vacant or requires more active management than contemplated at the time such Property is acquired. In either event, the Company, by approval of the Directors (including a majority of the Independent Directors), may engage the Advisor or an Affiliate, subject to such Advisor's or such Affiliate's qualifying as an "independent contractor" pursuant to Section 856(d)(3) of the Code, to provide property management services. If such services are rendered by the Advisor or an Affiliate, the maximum Property Management Fees which may be paid to the Advisor or an Affiliate will be 6% of gross revenues from commercial Properties and 5% of gross revenues from residential Properties, plus reimbursed expenses, paid monthly, where such entity performs property management and leasing, re-leasing and leasing related services, or 3% of the gross revenues of the Property if only property management services are performed by such entity. Property Management Fees payable to the Advisor or an Affiliate for an industrial or commercial Property leased on a long-term (defined as at least ten years, excluding renewals) triple net basis, may not exceed 1% of the gross revenues from such Property, except for a one-time initial leasing fee equal to 3% of total base rents payable for the first five years of the lease, payable in five equal annual installments. Such fees to the Advisor or its Affiliate cannot exceed the usual and customary amounts charged for similar services in the same geographic area.

            (g) SUBORDINATED DISPOSITION FEE. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in the sale of a Property, the Advisor or an Affiliate shall receive a Subordinated Disposition Fee equal to the lesser of
(i) 50% of the Competitive Real Estate Commission and (ii) 3% of the Contract Sales Price of such Property. The Subordinated Disposition Fee will be paid only if Shareholders have received total Dividends in an amount equal to 100% of Initial Investor Capital plus an amount sufficient to pay a Cumulative Return of 6% from the Initial Closing Date through the date payment is made. To the extent that Subordinated Disposition Fees are not paid by the Company on a current basis due to the foregoing limitation, the unpaid fees will be accrued and paid at such time as the limitation has been satisfied. The Subordinated Disposition Fee may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company shall not exceed an amount equal to the lesser of (i) 6% of the Contract Sales Price of a Property or (ii) the Competitive Real Estate Commission. In the event this Agreement is terminated prior to such time as the Shareholders have received total Dividends in an amount equal to 100% of Initial Investor Capital plus an amount sufficient to pay a Cumulative Return of 6% from the Initial Closing Date through the date of termination of this Agreement, an appraisal of the Properties then owned by the Company shall be made and the Subordinated Disposition Fee on Properties previously sold will be deemed earned if the Appraised Value of the Properties then owned by the Company plus total Dividends received prior to the date of termination of this Agreement is equal to 100% of Initial Investor Capital plus an amount sufficient to pay a Cumulative Return of 6% from the Initial Closing Date through the date of termination of this Agreement. In the event the Company's Shares are listed on a national securities exchange or included for quotation on NASDAQ and, at the time of such listing, the Advisor has accrued a Subordinated Disposition Fee which has not been paid, for purposes of determining whether the subordination conditions have been satisfied, Shareholders will be deemed to have received a Dividend in an amount equal to the product of the total number of outstanding Shares and the average of the closing prices (or average bid and asked quotes) of the Shares over a period, beginning 180 days after listing of the Shares, of 30 days during which the Shares are traded.

            (h) SUBORDINATED INCENTIVE FEE. The Subordinated Incentive Fee shall be payable to the Advisor in an amount equal to 15% of Cash from Sales and Financings distributed to the Shareholders after the Shareholders have received total Dividends in an amount equal to 100% of Initial Investor Capital plus an amount sufficient to pay the Preferred Return from the Initial Closing Date through the date on which each distribution out of Cash From Sales and Financings is made. In the event the Shares are listed on a national securities exchange or included for quotation on NASDAQ, the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to 12% of the excess (the "Excess Return") of (A) the sum (the "Hypothetical Return") of (i) the market value of the Company, measured by taking the average closing price or bid and asked price, as the case may be, over a period, beginning 180 days after listing of the Shares, of 30 days during which the Shares are traded (the "Market Value") plus (ii) the total of the Dividends paid to Shareholders from the Initial Closing Date until the date the Shares are listed or included for quotation over
(B) the sum of (i) 100% of Initial Investor Capital and (ii) the total amount of the Dividends required to be paid to Shareholders in order to pay the Preferred Return through the date the Market Value is determined. The Subordinated Incentive Fee shall be increased to 13% of the Excess Return if the Hypothetical Return is an amount sufficient to return to investors 100% of Initial Investor Capital plus a cumulative return of 8% or more but less than 9%; 14% if the Hypothetical Return is an amount sufficient to return 100% of Initial Investor Capital plus a cumulative return of 9% or more but less than 10%; and 15% if the Hypothetical Return is an amount sufficient to return 100% of Initial Investor Capital plus a cumulative return of 10% or more. The Cumulative return shall be measured from the Initial Closing Date through the last day on which the Market Value is determined. The fee may only be paid if the average closing price of the Shares over any consecutive three-month period ending within 24 months of the date of listing is sufficient, when added to Dividends previously paid from the Initial Closing Date through the end of such three-month period, to return 100% of Initial Investor Capital plus a 6% cumulative return from the Initial Closing Date through the last day of such three-month period. The Company shall have the option to pay such fee in the form of cash, a promissory note or any combination thereof. The promissory note shall be fully amortizing over five years, provide for quarterly payments and bear interest at the prime rate announced from time to time by The Bank of New York.

            (i) LOANS FROM AFFILIATES. If any loans are made to the Company by the Advisor or an Affiliate of the Advisor, the maximum amount of interest that may be charged by such Affiliate shall be the lesser of (i) 1% above the prime rate of interest charged from time to time by The Bank of New York and (ii) the rate that would be charged to the Company by unrelated lending institutions on comparable loans for the same purpose in the locality of the Property. The terms of any such loans shall be no less favorable than the terms available between non-Affiliated Persons for similar commercial loans.

            (j) CHANGES TO FEE STRUCTURE. In the event the Shares are listed on a national securities exchange or are included for quotation on Nasdaq, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a entity with a perpetual life. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including but not limited to:
(a) the size of the advisory fee in relation to the size, composition and profitability of the Company's portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) the rates charged to other REITs and to investors other than REITs by Advisors performing similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the investment portfolio of the Company, including income, conversion or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The new fee structure can be no more favorable to the Advisor than the current fee structure.

            (k) PAYMENT. Compensation payable to the Advisor pursuant to this
Section 9 shall be paid in cash; provided, however, that the Performance Fee payable pursuant to Section 9(b) may be paid, at the option of the Advisor, in the form of (i) cash, (ii) common stock of the Company or (iii) a combination of cash and common stock. The Advisor shall notify the Company in writing of the form in which the fee shall be paid. Such notice shall be provided no later than January 15 of each year. If no such notice is provided, the fee shall be paid in cash. For purposes of the payment of compensation to the Advisor in the form of stock, the value of each share of common stock shall be (i) $10 per share for each year ending before January 1, 2003 and (ii) thereafter, the Net Asset Value per Share determined in accordance with the appraisal of the Company's assets performed as of the end of the immediately preceding year by an Independent Appraiser. The Net Asset Value determined on the basis of such appraisal may be adjusted on a quarterly basis by the Board of Directors of the Company to account for significant capital transactions. Fees paid in the form of stock shall be paid pursuant to the terms of the form of the Restricted Stock Agreement attached hereto as Exhibit A or such other terms as the Advisor and the Company may from time to time agree.

            10. EXPENSES. In addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company shall pay directly or reimburse the Advisor for the following expenses:

                (i) the Company's Organizational and Offering Expenses; provided however, that within 60 days after the end of the month in which the Offering terminates, the Advisor shall reimburse the Company for any Organizational and Offering Expense reimbursements received by the Advisor pursuant to this Section 10 to the extent that such reimbursements, when added to the balance of the Organizational and Offering Expenses (excluding selling commissions, and fees paid and expenses reimbursed to the Selected Dealers) paid directly by the Company, exceed 3.5% of the Gross Offering Proceeds; provided further, however, that the Advisor shall be responsible for the payment of all Organizational and Offering Expenses (excluding such commissions and such fees and expense reimbursements) in excess of 3.5% of the Gross Offering Proceeds;

                (ii) Acquisition Expenses incurred in connection with the
            initial investment of the funds of the Company;

               (iii) expenses other than Acquisition Expenses incurred in connection with the investment of the funds of the Company;

                (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

                 (v) taxes and assessments on income or Property and taxes as an expense of doing business;

                (vi) costs associated with insurance required in connection with the business of the Company or by the Directors;

               (vii) expenses of managing and operating Properties owned by the
            Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

              (viii) fees and expenses of legal counsel for the Company;

                (ix) fees and expense of non-affiliated auditors and accountants for the Company;

                 (x) all expenses in connection with payments to the Directors and meetings of the Directors and Shareholders;

                (xi) expenses associated with listing the Shares and Securities on a securities exchange or NASDAQ if requested by the Directors or with the issuance and distribution of Shares and Securities, such as selling commissions and fees, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;

               (xii) expenses connected with payments of Dividends in cash or otherwise made or caused to be made by the Directors to the Shareholders;

              (xiii) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

               (xiv) expenses of maintaining communications with Shareholders, including the cost of preparation, printing and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities;

                (xv) expenses related to the Properties and Loans and other fees relating to making investments including personnel and other costs incurred in Property or Loan transactions where a fee is not payable to the Advisor; and

               (xvi) all other expenses the Advisor incurs in connection with providing services to the Company including reimbursement to the Advisor or its Affiliates for the cost of rent, goods, materials and personnel incurred by them based upon the compensation of the Persons involved and an appropriate share of overhead allocable to those Persons.

            No reimbursement shall be made for the cost of personnel to the extent that such personnel are used in transactions for which the Advisor receives a separate fee.

            Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

            11. OTHER SERVICES. Should the Directors request that the Advisor or any partner or employee thereof render services for the Company other than set forth in Section 3 hereof, such services shall be separately compensated and shall not be deemed to be services pursuant to the terms of this Agreement.

            12. FIDELITY BOND. The Advisor shall maintain a fidelity bond for the benefit of the Company which bond shall insure the Company from losses of up to $5,000,000 and shall be of the type customarily purchased by entities performing services similar to those provided to the Company by the Advisor.

            13. REFUND BY ADVISOR. Within 60 days after the end of any fiscal quarter of the Company which begins following the date the Company first commences operations, if Operating Expenses of the Company during the fiscal year, ending at the end of such quarter exceed the greater of (a) 2% of the Average Invested Assets or (b) 25% of the Net Income of the Company during that fiscal year and a majority of the Independent Directors find this excess amount justified based on such unusual and non-recurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of such excess expenses, or any portion thereof, but only to the extent such reimbursement would not cause the Company's Operating Expenses to exceed the 2%/25% Guidelines in any such year. In no event shall the Operating Expenses paid by the Company in any twelve month period ending at the end of a fiscal quarter exceed the 2%/25% Guidelines. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. If the Advisor receives an incentive fee for the sale of Property, Net Income, for purposes of calculating the Operating Expenses, shall exclude the gain from the sale of such Property.

            14. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor from engaging in other activities, including without limitation the rendering of advice to other investors (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, partner or shareholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance. If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Directors (including the Independent Directors) to adopt the method set forth in the Registration Statement or another reasonable method by which properties are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

            The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company.

            In the event that the Advisor or its Affiliates is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor shall consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the amount of equity required to make the investment and the length of time such funds have been available for investment. To the extent that a Property might be suitable for the Company and for another investment entity which is advised or managed by the Advisor, the Advisor shall give priority to the investment entity, including the Company, which has uninvested funds for the longest period of time. The Advisor may consider the Property for private placement only if such Property is deemed inappropriate for any investment entity which is advised or managed by the Advisor, including the Company.

            15. RELATIONSHIP OF ADVISOR AND COMPANY. The Company and the Advisor agree that they have not created and do not intend to create by this Agreement a joint venture or partnership relationship between them and nothing in this Agreement shall be construed to make them partners or joint venturers or impose any liability as partners or joint venturers on either of them.

            16. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force until December 31, 1998, and thereafter shall be automatically renewed from year to year, unless either party shall give notice in writing of non-renewal to the other party not less than 60 days before the end of any such year.

            17. TERMINATION BY COMPANY. At the sole option of a majority of the Independent Directors, this Agreement may be terminated immediately by written notice of termination from the Company to the Advisor if, in addition to the occurrence of events which would constitute Cause, any of the following events occur:

                  (a) If the Advisor shall violate any material provision of this Agreement, and after written notice of such violation, shall not cure such default within 30 days or have begun action within 30 days to cure the default which shall be completed with reasonable diligence; or

                  (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all of its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                  (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.


            Any notice of termination under Section 16 or 17 shall be effective on the date specified in such notice, which may be the day on which such notice is given or any date thereafter. The Advisor agrees that if any of the events specified in Section 17 (b) or (c) shall occur, it shall give written notice thereof to the Directors within 15 days after the occurrence of such event.

            18. TERMINATION BY EITHER PARTY. This Agreement may be terminated immediately without penalty by the Advisor by written notice of termination to the Company upon the occurrence of events which would constitute Good Reason or by the Company without cause or penalty by action of the Directors, the Independent Directors or by action of a majority of the Shareholders, in either case upon 60 days' written notice.

            19. ASSIGNMENT PROHIBITION. This Agreement may not be assigned by the Advisor without the approval of a majority of the Directors (including a majority of the Independent Directors); provided, however, that such approval shall not be required in the case of an assignment to a corporation, partnership, association, trust or organization which may take over the assets and carry on the affairs of the Advisor, provided (i) that at the time of such assignment, such successor organization shall be owned substantially by the then partners of the Advisor or their Affiliates and only if such entity has a net worth of at least $5,000,000 and (ii) that a general partner of the Advisor shall deliver to the Directors a statement in writing indicating the ownership structure and net worth of the successor organization and a certification from the new Advisor as to its net worth. Such an assignment shall bind the assignees hereunder in the same manner as the Advisor is bound by this Agreement. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

            20. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

            (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination the following:

                  (i) all unpaid reimbursements of Organization and Offering
            Expenses and of Operating Expenses payable to the Advisor;

                  (ii) all earned but unpaid Asset Management Fees and
            Performance Fees payable to the Advisor prior to the termination of this Agreement;

                  (iii) all earned but unpaid Subordinated Acquisition Fees and all unaccrued Subordinated Acquisition Fees, in each case payable to the Advisor relating to the acquisition of any Property prior to the termination of this Agreement;

                  (iv) all earned but unpaid Subordinated Disposition Fees
            payable to the Advisor relating to the sale of any Property prior to the termination of this Agreement;

                  (v) all earned but unpaid Loan Refinancing Fees payable to the
            Advisor relating to the financing or refinancing of any Property prior to the termination of this Agreement; and

                  (vi) all earned but unpaid Property Management Fees payable to the Advisor or its Affiliates relating to the management of any property prior to the termination of this Agreement.

            Notwithstanding the foregoing, in the event this Agreement is terminated by the Company for Cause or by the Advisor for other than Good Reason, the Advisor will not be entitled to receive the sums in subparagraphs 20(a)(i)-(vi), above. All amounts payable to the Advisor in the event of a termination shall be evidenced by a non-interest bearing promissory note (the "Note") having a principal amount of the unpaid amount payable to the Advisor.

            (b) If this Agreement is terminated by the Company for any reason other than Cause, by either party in connection with a Change of Control, or by the Advisor for Good Reason, the Advisor shall be entitled to payment of the Termination Fee.

            (c) The Termination Fee shall be paid in a manner determined by the Directors, but in no event shall any portion of the Termination Fee remain unpaid three years after the termination, non-renewal or substantial modification of this Agreement, nor shall the Termination Fee be paid in less than 12 equal quarterly installments, with interest, on the unpaid balance at the prime rate of interest then in effect as announced by The Bank of New York. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Termination Fee is incurred (i) shall be an amount which provides compensation to the Advisor only for that portion of the holding period for the respective Properties during which the Advisor provided services to the Company, (ii) shall not be due and payable until the Property to which such fees relate is sold or refinanced, and (iii) shall not bear interest until the Property to which such fees relate is sold or refinanced. A portion of the Termination Fee shall be paid as each Property owned by the Company on the Termination Date is sold. The portion of the Termination Fee payable upon each such sale shall be equal to (y) the Termination Fee multiplied by (z) the percentage calculated by dividing the Appraised Value (at the Termination Date) of the Property sold by the Company divided by the total Appraised Value (at the Termination Date) of all Properties owned by the Company on the Termination Date.

            The Note for amounts payable as described above shall mature upon the liquidation of the Company (or ten years from date of issuance whichever is earlier) and shall be payable at any time prior to maturity. The compensation payable under this Subsection shall be paid or delivered to the Advisor within 30 days after funds shall become available to the Company for the making of such payments.

            (d) Notwithstanding the foregoing, the Advisor shall not be entitled to payment of the Termination Fee in the event this Agreement is terminated because of failure of the Company and the Advisor to establish, pursuant to Section 9(j) hereof, a fee structure appropriate for an entity with a perpetual life in the event the Shares are listed on a national securities exchange or are included for quotation on NASDAQ.

            (e) The Advisor shall promptly upon termination:

                  (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                  (ii) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

                  (iii) deliver to the Directors all assets, including
            Properties and Loans, and documents of the Company then in the custody of the Advisor; and

                  (iv) cooperate with the Company to provide an orderly
            management transition.

            21. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation or the Bylaws of the Company. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 21 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 22.

            22. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties.

            23. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

            To the Directors        Corporate Property Associates 14
            and to the Company:     Incorporated
                                    50 Rockefeller Plaza
                                    New York, NY 10020

            To the Advisor:         Carey Property Advisors
                                    50 Rockefeller Plaza
                                    New York, NY 10020

            Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 23.

            24. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

            25. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

            26. CONSTRUCTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

            27. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

            28. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            29. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

            30. TITLES NOT TO AFFECT INTERPRETATION. The titles of Sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

            31. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

            32. NAME. W.P. Carey & Co., Inc. has a proprietary interest in the name "Corporate Property Associates" and "CPA(R)." Accordingly, and in recognition of this right, if at any time the Company ceases to retain Carey Property Advisors or an Affiliate thereof to perform the services of Advisor, the Directors of the Company will, promptly after receipt of written request from Carey Property Advisors, cease to conduct business under or use the name "Corporate Property Associates" or "CPA(R)" or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name "Corporate Property Associates" or "CPA(R)" or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Corporate Property Associates" or "CPA(R)" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Directors.

            33. INITIAL INVESTMENT. The Advisor has contributed to the Company $200,000 in exchange for 20,000 Shares (the "Initial Investment"). The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment during the term of this Agreement. The restrictions included above shall not continue to apply to any Shares other than the Share acquired through the Initial Investment acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns or hereafter acquires in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

            IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the day and year first above written.

                        CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED


                        By:_________________________________________
                        Name:
                        Title:


                        CAREY PROPERTY ADVISORS, L.P.

                        By:   CAREY FIDUCIARY ADVISORS, INC.
                              Its General Partner


                              By:___________________________________
                              Name:
                              Title:

                                    EXHIBIT A


                           RESTRICTED STOCK AGREEMENT
      This RESTRICTED STOCK AGREEMENT dated ________________, by and between Corporate Property Associates 14 Incorporated ("CPA(R):14"), a Maryland corporation and Carey Property Advisors L.P. ("Advisor"), a Pennsylvania limited partnership.

                                   WITNESSETH

      WHEREAS, CPA(R):14 and Advisor entered into an Advisory Agreement dated November 10, 1997 (the "Advisory Agreement") and amended on December 17, 1998 pursuant to which Advisor provides various services to CPA(R):14;

      WHEREAS, pursuant to the Advisory Agreement, CPA(R):14 is required to pay certain fees to the Advisor and the Advisor may request that certain fees be paid with common stock of the Company; and

      WHEREAS, the Advisor has requested that CPA(R):14 pay a portion of the fees due to Advisor in the form of shares of common stock of CPA(R):14.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows.

            1. Payment of Fees with Stock. CPA(R):14 hereby grants to Advisor shares of common stock of CPA(R):14 (the "Shares").

            2. Restrictions. The Shares are subject to vesting over a five-year period. The Shares shall vest ratably over a five-year period with 20% of the Shares paid in each payment vesting on each of the first through fifth anniversary of the date hereof. Prior to the vesting of the ownership of the Shares in the Advisor, the Shares may not be transferred by the Advisor.

            3. Immediate Vesting. Upon the expiration of the Advisory Agreement for any reason other than a termination for Cause under paragraph 17 of the Advisory Agreement or upon a "Change of Control" of CPA(R):14 (as defined below), all Shares granted to the Advisor hereunder shall vest immediately and all restrictions shall lapse. For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to have occurred if there has been a change in the ownership of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if:

               (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 14b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding common stock of the Company (in either such case other than as a result of acquisition of securities directly from the Company);

               (ii) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Company subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or

               (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting equity of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

            Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares of Common Stock outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 25% or more of the Shares then outstanding or (y) the proportionate voting power represented by the Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities (other than pursuant to a Share split, Share dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED




                                  By:____________________________________


                                  CAREY PROPERTY ADVISORS, L.P.

                                  By: CAREY FIDUCIARY ADVISORS, INC.,
                                      its general partner


                                       By:______________________________